Exhibit 99.1

Clene Announces Updated VISIONARY-MS Phase 2 Trial Data Presented at 2023 ACTRIMS Forum Show CNM-Au8® Demonstrated Significant Improvements in Clinical Outcomes, Brain Structure, and Visual System

●	Positive clinical results demonstrated in stable relapsing multiple sclerosis patients adjunctive to immunomodulatory disease modifying therapy was previously reported

●	Updated Visual Evoked Potential (VEP) findings provide evidence of improved information signaling from the eye to the brain’s visual cortex

●	These significant VEP results alongside the previously reported significant MRI results add to the totality of evidence supporting the clinical benefits of CNM-Au8

●	CNM-Au8 treatment was well-tolerated, and no significant safety findings were observed

SALT LAKE CITY, Feb. 27, 2023 -- Clene Inc. (Nasdaq: CLNN) (along with its subsidiaries, “Clene”) and its wholly owned subsidiary Clene Nanomedicine Inc., a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative diseases, today announced updated results from the VISIONARY-MS Phase 2 trial were presented this weekend at the 8th annual Americas Committee for Treatment and Research in Multiple Sclerosis (ACTRIMS) Forum 2023.

The poster titled, “CNM-Au8 Phase 2 VISIONARY-MS Updated Trial Results,” contributes to the growing body of evidence supporting improvements in clinical neurologic function and significant paraclinical MRI and VEP findings. The VEP and MRI analyses presented were prespecified exploratory endpoints.

VISIONARY-MS investigated the efficacy and safety of CNM-Au8 (15 mg or 30 mg daily) versus placebo over 48 weeks in stable relapsing remitting multiple sclerosis (MS) patients with chronic optic neuropathy. The study was designed to investigate the hypothesis that supporting neuronal energy metabolism protects neurologic function in patients with MS. Nearly all participants (92%) were treated with highly effective disease modifying therapies (DMT) as background standard of care. Due to limited enrollment, 73 of 150, attributed to the COVID pandemic, the threshold for significance was pre-specified at p=0.10 prior to database lock and submitted to the FDA in the statistical analysis plan. Clene announced the topline results of the study in August 2022.

Updated VEP Results

The updated multi-focal Visual Evoked Potential (mf-VEP) findings provide evidence of improved information transmission in the visual system (from the eye to the visual cortex) supported by statistically significant increases in amplitude. The VEP least affected eye was defined as the eye with the shortest latency delay at baseline. Results included all participants with recorded VEP data (n=64):

●	mf-VEP amplitude percent change in the least affected eye at baseline – Week 48 least squares [LS] mean difference: 9.7%, 95% CI: 3.1% to 16.3%, p=0.0047

●	mf-VEP amplitude percent change in the most affected eye at baseline – Week 48 LS mean difference: 6.1%, 95% CI: -0.6% to 12.7%, p=0.0730

●	mf-VEP amplitude percent change across both eyes – Week 48 LS mean difference: 7.9%, 95% CI: 1.4% to 14.4%, p=0.0184

The increased amplitude signal suggests previously impaired neurons subsequently increase information transmission following CNM-Au8 treatment, supporting improved axonal integrity.

Previously Reported Clinical and MRI Results

The primary and secondary endpoints demonstrated improved clinical outcomes in the mITT population, independent of an immunomodulatory effect:

●	The primary endpoint of LCLA change demonstrated significant improvement – Week 48 LS Mean Difference: 3.13; 95% CI: -0.08 to 6.33, p = 0.056

●	The secondary endpoint of global neurological improvement, mMSFC mean standardized change demonstrated significant improvement – Week 48 LS Mean Difference: 0.28; 95% CI: 0.05 to 0.51, p = 0.0197

●	CNM-Au8 was well-tolerated, and no significant safety findings were observed.

The exploratory MRI findings provide evidence of brain neuronal structural integrity assessed by diffusion tensor imaging (DTI) that demonstrated statistically significant results for key metrics of axonal integrity and white matter integrity. Preservation of white matter integrity is associated with decreased cognitive and functional decline in MS patients. Results included all participants with advanced MRI data collection (n=68):

●	Fractional Anisotropy change within the whole brain (Cerebrum): 0.0029, 95% CI: 0.0048 to 0.0054, p = 0.0199

●	Fractional Anisotropy change within total Cerebral White Matter – Week 48 LS Mean Difference: 0.0026, 95% CI: -0.0003 to 0.0055, p = 0.0805

●	Fractional Anisotropy change within total Cerebral Normal Appearing White Matter – Week 48 LS Mean Difference: 0.0025, 95% CI: -0.00025 to 0.0053, p = 0.0737

Since many non-relapsing MS patients continue to clinically deteriorate even while receiving immunomodulatory DMTs, a therapy which improves clinical outcomes, brain structure, and visual system remains a significant unmet medical need in MS.

MS expert and clinical investigator Benjamin Greenberg, MD, MHS, noted, “The totality of the clinical and paraclinical data from the VISIONARY-MS trial are robust. Alongside the previously released MRI findings, the newly released mf-VEP data provide further evidence of neuronal preservation. There is a critical unmet need in multiple sclerosis therapeutics for interventions that protect neuronal function and myelin health independent of immunomodulation or suppression. Years have been spent seeking a truly neuroprotective therapy for multiple sclerosis and other neurodegenerative diseases. These data help build a strong case in favor of pursuing CNM-Au8 in further Phase 3 studies.”

About VISIONARY-MS

VISIONARY-MS investigated the efficacy and safety of CNM-Au8 (15 mg or 30 mg daily) versus placebo over 48 weeks in stable relapsing remitting multiple sclerosis (MS) patients with chronic optic neuropathy. The study was designed to investigate the hypothesis that supporting neuronal energy metabolism protects neurologic function in patients with MS. Nearly all participants (92%) were treated with highly effective disease modifying therapies (DMT) as background standard of care. Due to limited enrollment (73 of 150) attributed to the COVID pandemic, the threshold for significance was pre-specified at p=0.10 prior to database lock and submitted to the FDA in the statistical analysis plan.

The primary outcome was change in low contrast letter acuity in the most clinically affected eye at baseline. The secondary outcome was global neurological improvement assessed by the modified Multiple Sclerosis Functional Composite (mMSFC), evaluating low contrast vision, cognition, upper extremity function, and walking speed with CNM-Au8 as adjunct to approved background immunomodulatory DMTs in stable MS patients. The mITT population included all study participants with valid clinical data. Censored observations included a subject with a change in mobility assist device (cane to walker) for timed 25-foot walk test (T25FWT, n=1), and invalid data from 1 of 11 sites (n=9) with low contrast letter acuity (LCLA) testing issues.

About CNM-Au8®

CNM-Au8 is an oral suspension of gold nanocrystals developed to restore neuronal health and function by increasing energy production and utilization. The catalytically active nanocrystals of CNM-Au8 drive critical cellular energy producing reactions that enable neuroprotection and remyelination by increasing neuronal and glial resilience to disease-relevant stressors. CNM-Au8® is a federally registered trademark of Clene Nanomedicine, Inc.

About Clene

Clene is a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease by targeting energetic failure, an underlying cause of many neurological diseases. The company is based in Salt Lake City, Utah, with R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

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Media Contact Ignacio Guerrero-Ros, Ph.D., or David Schull Russo Partners, LLC Ignacio.guerrero-ros@russopartnersllc.com David.schull@russopartnersllc.com (858) 717-2310	Investor Contact Kevin Gardner LifeSci Advisors kgardner@lifesciadvisors.com 617-283-2856